UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2021

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	VKTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 28, 2021, Viking Therapeutics, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “ATM Agreement”) with Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and H.C. Wainwright & Co., LLC (each, an “Agent” and, together, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through or to the Agents, as sales agent or principal (the “Offering”), up to $125.0 million shares (the “Shares”) of its common stock, par value $0.00001 per share (“Common Stock”).  Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2021 (the “Registration Statement”) and the prospectus relating to the Offering that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC.

In accordance with the terms of the ATM Agreement, the Company may offer and sell shares of Common Stock at any time and from time to time through or to the Agents, as sales agent or principal. Sales of Common Stock pursuant to the ATM Agreement, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the ATM Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Shares, or (b) the termination by written notice from the Company. Each Agent shall also have the right to terminate the ATM Agreement with respect to itself by written notice to the Company.

Under the terms of the ATM Agreement, each Agent will be entitled to a commission at a fixed rate of 3.0% of the gross sales price of Shares sold through such Agent under the ATM Agreement.  The Company agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company intends to use any net proceeds from the Offering for the continued development of its VK2809 and VK0214 programs and for general research and development, working capital and general corporate purposes.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference.

The Registration Statement for the Shares has been filed with the SEC but has not yet become effective. The Shares being registered may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 1.02. Termination of a Material Definitive Agreement.

On July 28, 2021, the Company voluntarily terminated that certain At-The-Market Equity Offering Sales Agreement, dated August 1, 2019 (the “2019 ATM Agreement”), that the Company entered into with Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Oppenheimer & Co. Inc. (“Oppenheimer”), effective immediately. Pursuant to the 2019 ATM Agreement, the Company could offer and sell, from time to time, through or to Stifel or Oppenheimer, shares of the Company’s common stock having an aggregate offering price of up to $75,000,000. During the term of the 2019 ATM Agreement, the Company did not sell any shares of its common stock thereunder. The 2019 ATM Agreement was terminable at will by the Company with no penalty.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
10.1

At-The-Market Offering Sales Agreement, dated as of July 28, 2021, by and among Viking Therapeutics, Inc., Stifel Nicolaus & Company, Incorporated, Truist Securities, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on July 28, 2021).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Therapeutics, Inc.

Date: July 28, 2021	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)